UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 2, 2011

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive Thousand Oaks, California		91320-1799
(Address of principal executive offices)		(Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2011, the Compensation and Management Development Committee (the “Committee”) of the Board of Directors (the “Board”) of Amgen Inc. (the “Company”) approved awards of performance units and the performance goals for the 2011-2013 performance period commencing January 1, 2011 and ending December 31, 2013 (the “2011-2013 Performance Period”) under the Amgen Inc. 2009 Performance Award Program (the “Performance Program”), which implements the Amgen Inc. 2009 Equity Incentive Plan. A description of these awards and performance goals follows below.

Also, on March 2, 2011, the Committee approved the 2010 annual cash incentive awards for executives under the Amgen Inc. Executive Incentive Plan (the “EIP”) and continued the performance goal (adjusted net income) and maximum awards parameters under the EIP for 2011 as in place for 2010. A description of the awards follows below.

Performance Goals for the 2011 – 2013 Performance Period

On March 2, 2011, the Committee approved the performance award goal design for the 2011-2013 Performance Period. The number of shares of Company common stock, par value $.0001 per share (“Common Stock”) earned under the performance award goals for the 2011-2013 Performance Period is based solely on the Company’s total shareholder return (“TSR”) compared to the average TSR of the companies in the comparator group chosen for the 2011-2013 Performance Period. The Committee chose to eliminate the single-year revenue and adjusted earnings per share measures that are used under the 2009-2011 performance period commencing January 1, 2009 and ending December 31, 2011 (the “2009-2011 Performance Period”) and the 2010-2012 performance period commencing January 1, 2010 and ending December 31, 2012 (the “2010-2012 Performance Period”) from the goal design for the 2011-2013 Performance Period to focus exclusively on longer-term measures that are in full alignment with longer-term stockholder interests.

The comparator group for the 2011-2013 Performance Period consists of the same companies in the comparator group for the 2010-2012 Performance Period.

Performance Program—Performance Units Granted

The Committee approved the grant of performance units set forth on the following table for the 2011-2013 Performance Period to the Company’s named executive officers (excluding Mr. Morrow who retired from the Company on January 31, 2011):

Name	2011-2013 Performance Period Performance Units
Kevin Sharer	120,000
Fabrizio Bonanni	31,500
Robert Bradway	42,000
Jonathan Peacock	31,500
Roger Perlmutter	31,500

Terms regarding the effect on the 2011-2013 Performance Period awards of a participant’s termination of employment with the Company, including terminations by retirement, death or disability are substantially similar to the equivalent terms provided for the 2009-2011 Performance Period and the 2010-2012 Performance Period. In the event of a change of control that occurs after the sixth calendar month of the 2011-2013 Performance Period and before the end of the 2011-2013 Performance Period, the 2011-2013 Performance Period terminates as of the last business day of the last completed quarter before the change of control and the participant is entitled to a payment equal to the amount the participant would have received for the 2011-2013 Performance Period basing (A) the Company’s TSR performance on the greater of (i) the Company’s actual TSR performance for such shortened period, or (ii) the Company’s TSR performance using the assumption that the ending Common Stock price for the last sixty (60) trading days of such shortened period is equal to the value of consideration paid for a share of Common Stock (whether such consideration is paid in cash, stock or other property, or any combination thereof) and (B) the comparator group TSRs on the TSRs of the comparator group of companies for the last sixty (60) trading days of such shortened performance period. In the event of a change of control that occurs during the first six calendar months of the 2011-2013 Performance Period, the 2011-2013 Performance Period terminates as of the last business day of the last completed quarter before the change of control and the participant is entitled to a payment equal to an amount calculated in the manner described in the preceding sentence pro-rated for the number of complete calendar months elapsed during the 2011-2013 Performance Period.

It is the Company’s intent that the performance unit awards under the Performance Program satisfy any applicable requirements of performance-based compensation within the meaning of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

EIP Awards

The Company has established the EIP annual cash incentive award program for certain executive officers and the Company intends that EIP awards will satisfy any applicable requirements as performance-based compensation within the meaning of Section 162(m) of the Code. Payouts under the EIP are subject to maximum awards established by the Committee for the executive officers annually in March based upon the adjusted net income of the Company (for 2010, the “2010 Maximum Awards”). The EIP permits the Committee to use its discretion, which is referred to as “negative”, because the Committee may decide to award a participant less than their respective 2010 Maximum Award, but not more. Since the EIP’s inception, in the exercise of its discretion under the plan, the Committee has followed a practice of determining actual award amounts relative to attainment of the same objective pre-established Company goals and targets applicable to participants in the Company’s GMIP, which is offered to members of management other than certain of the Company’s executive officers. These Company goals are determined by the Committee annually.

On March 2, 2011, pursuant to the terms of the EIP, the Committee (i) certified the attainment of the performance goal established for the 2010 performance period and (ii) exercised its negative discretion to approve the payout of an amount in March 2011 for each of the Company’s named executive officers based on the 2010 performance of the Company and the executive, which amount in each case was less than the participant’s 2010 Maximum Award.

The Company’s performance against the 2010 GMIP Company goals yielded a composite score of approximately 139.1% (out of a maximum of 225%), based on our performance under each of the performance metrics and their weightings, as follows:

Goal	Weighting	Score	Composite Score
Deliver Revenue Growth	30%	95.0%	28.5%
Deliver Adjusted EPS Growth	30%	202.3%	60.7%
Advance Denosumab	20%	147.6%	29.5%
Deliver the Best Pipeline	15%	92.0%	13.8%
Expand Internationally	5%	131.6%	6.6%
Totals	100%		139.1%

The Committee exercised its discretion under the EIP to reward the Company’s named executive officers for their contributions to Company results. For 2010, the Committee did not deviate from the GMIP Company goals derived score in determining the actual award for the named executive officers.

The 2010 EIP approved awards authorized by the Committee for payment for each named executive officer are:

Name	EIP Award ($)
Kevin Sharer	$3,635,000
Fabrizio Bonanni	$910,000
Robert Bradway	$1,340,000
George Morrow	$1,127,000
Roger Perlmutter	$1,065,000

Mr. Peacock did not participate in the 2010 EIP because he joined us in September 2010. Mr. Peacock participated in the Company’s GMIP and received a pro-rata payment based on his 2010 eligible earnings in the amount of $267,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: March 7, 2011

	By:	/s/ David J. Scott
	Name:	David J. Scott
	Title:	Senior Vice President, General Counsel and Secretary